     Share Exchange Agreement

Inner Mongolia Litai Coking Co., Ltd

Bargainer: Mr Li Jianguang

Alienee: Inner Mongolia Tehong Coal Group Co., Ltd, Mr. Qu Puyi, Ms.Li Junyan

Mr Li Jianguang (bargainer) signs a contract with alienees about transfer of shares counting for RMB 1,400,000 on the basis of agreement of other shareholder.

1.       The transfer of shares is as follows:

Alienee	Bargainer	Share of transfer(RMB Yuan)
Inner Mongolia Tehong Coal Group Co., Ltd	Mr. Li Jianguang	500,000
Mr. Qu Puyi	Mr. Li Jianguang	500,000
Ms. Li Junyan	Mr. Li Jianguang	400,000

2.	After transfer, the shareholders and shares in Inner Mongolia Litai Coking Co., Ltd is as follows:

Shareholder	Share(RMB Yuan)	Percent of capital
Inner Mongolia Tehong Coal Group Co.,Ltd	2,000,000	20%
Ms.Li junyan	2,400,000	24%
Mr. Qu puyi	2,000,000	20%
Mr Ding Wenhua	1,000,000	10%
Mr. Yang Shengjie	750,000	7.5%
Mr Zhang lihua	750,000	7.5%
Mr Li jianguang	600,000	6%
Mr Wang Yun	500,000	5%
Total	10,000,000

 signatures:

Bargainer: Mr Li Jianguang

Alienee: Inner Mongolia Tehong Coal Group Co.,Ltd, Mr. Qu Puyi, Ms.Li Junyan

Aug. 18, 2004